UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
December 14, 2018
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2018, Ascena Retail Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved Amendment Number Two (the “Amendment”) to the Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (Amended and Restated Effective December 10, 2015), as amended (the “Omnibus Incentive Plan”), in order to, among other items, increase the aggregate number of shares available for issuance under the Omnibus Incentive Plan by 13,100,000 shares to 83,600,000 shares, and limit the aggregate value of stock- and cash-based awards that may be granted to any non-employee member of the Company’s Board of Directors (the “Board”) in any fiscal year, solely with respect to his or her service to the Board, to $750,000. The Board and Compensation and Stock Incentive Committee of the Board previously approved the Amendment, subject to stockholder approval. The Company’s named executive officers are eligible to participate in the Omnibus Incentive Plan.

A summary of the Amendment and the Omnibus Incentive Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on November 1, 2018 (the “Proxy Statement”). The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also at the Annual Meeting, the Company’s stockholders approved a proposal to amend and restate the Company’s existing Second Amended and Restated Certificate of Incorporation, as amended (the “Existing Certificate”), to combine into one document a prior amendment and delete the language in Section 11(c) of the Existing Certificate referring to directors having the ability to remove other directors from the Board for cause. Under Section 141(k) of the Delaware General Corporation Law, directors are not authorized to remove other directors from the board of directors, such power being reserved for the stockholders of the Company. Following approval by the Company’s stockholders at the Annual Meeting, the Company filed a third amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware and it became effective on December 14, 2018. The Board and Leadership and Corporate Governance Committee of the Board previously approved the Restated Certificate, subject to stockholder approval.

The foregoing description of the Restated Certificate is qualified in its entirety by reference to the full text of the Restated Certificate, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The final voting results for each of the matters submitted to a stockholder vote at the Annual Meeting are set forth below:

1.
The stockholders elected three directors with terms expiring at the Company’s 2021 Annual Meeting of Stockholders, and subject to the election and qualification of their successors, based upon the following vote results:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Steven L. Kirshenbaum	160,515,846	1,393,030	13,912	17,889,440
Carrie W. Teffner	160,814,459	1,092,825	15,504	17,889,440
Linda Yaccarino	159,875,350	2,036,203	11,235	17,889,440

2.
The stockholders approved Amendment Number Two to the Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (Amended and Restated Effective December 10, 2015), as amended, based upon the following vote results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
150,797,596	10,987,015	138,177	17,889,440

3.
The stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers during fiscal 2018 (commonly known as the “say-on-pay” proposal), based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
160,665,193	1,121,783	135,812	17,889,440

4.	The stockholders approved the amendment and restatement of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
161,648,395	150,980	123,413	17,889,440

5.
The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending August 3, 2019, based upon the following votes:

Votes For	Votes Against	Abstentions
177,665,001	2,105,888	41,339

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

3.1Ascena Retail Group, Inc. Third Amended and Restated Certificate of Incorporation.
10.1Amendment Number One to the Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (Amended and Restated effective December 10, 2015).
10.2Amendment Number Two to the Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (Amended and Restated effective December 10, 2015), as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: December 14, 2018	By:	/s/ David Jaffe
David Jaffe
Chairman and Chief Executive Officer (Principal Executive Officer)